UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016 (June 7, 2016)

EL POLLO LOCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36556	20-3563182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Harbor Blvd., Suite 100, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 599-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 7, 2016, El Pollo Loco Holdings, Inc., held its 2016 annual meeting of stockholders. Of 38,304,593 shares of common stock outstanding and entitled to vote as of April 15, 2016, the record date for the annual meeting, 35,365,123 shares were present in person or represented by proxy, or 92%, constituting a quorum. At the annual meeting, stockholders elected each of three director nominees and ratified the appointment of BDO USA, LLP, as the registrant’s independent registered public accounting firm for 2016. A description of each proposal and its voting results is set forth below.

1. Election of directors

Proposal 1 was the election of three nominees to serve as Class II directors until the 2019 annual meeting or until their successors are duly elected and qualified. The result of the vote was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dean C. Kehler	22,405,046	2,659,745	10,300,332
Douglas K. Ammerman	21,620,942	3,443,849	10,300,332
William R. Floyd	24,832,840	231,951	10,300,332

2. Ratification of accountant appointment

Proposal 2 was the ratification of the appointment of BDO USA, LLP, as the registrant’s independent registered public accounting firm for 2016. The result of the vote was as follows:

Votes For	Votes Against	Abstentions
34,450,383	551,893	362,847

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.
(Registrant)

Date: June 10, 2016

/s/ Laurance Roberts
Laurance Roberts
Chief Financial Officer

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